Transaction Details

Transaction Hash: 0x6e2861cba2936e493a6a2e3782377ced194963da0d0252bc1df136892d1631da

Status: Success

Block: 14718337 6608 Block Confirmations

Timestamp: 1 day 1 hr ago (May-05-2022 04:45:11 PM +UTC) | Confirmed within 9 secs

Transaction Action:
- Sale: 1 NFT On OpenSea
  - Transfer of Ethereum Nam... (ENS) From 0xc5d77eeaa6e7eec334... To 0x2b2ecc5557e8ebd324...
    - 1 of Token ID [56334189849045325593...]

From: 0x2b2ecc5557e8ebd324dbaeb11ca00c2c467bf246

Interacted With (To): Contract 0x7f268357a8c2552623316e2562d90e642bb538e5 (OpenSea: Wyvern Exchange v2)
- TRANSFER 0.5 Ether From OpenSea: Wyvern Exch... To → OpenSea: W...
- TRANSFER 19.5 Ether From OpenSea: Wyvern Exch... To → 0xc5d77eeaa6e7eec334172a44...

Tokens Transferred: **From** 0xc5d77eeaa6e7e... **To** 0x2b2ecc5557e8e...
For ERC-721 Token ID [56334189849045325593...] Ethereum Nam... (ENS)

Value: 20 Ether ($54,945.60)

Transaction Fee: 0.01285864611367566 Ether ($35.33)

Gas Price: 0.000000061658855948 Ether (61.658855948 Gwei)

Ether Price: $2,747.28 / ETH

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